EXHIBIT 4.22
FOURTH CHANGE IN TERMS AGREEMENT
     THIS FOURTH CHANGE IN TERMS AGREEMENT (this “Change in Terms”), is made and entered into effective as of March 28, 2006, by and between AirNet Systems, Inc., an Ohio corporation (“Borrower”) and The Huntington National Bank, a national banking association, with a banking office at 41 South High Street, Columbus, Ohio 43215, in its capacity as administrative agent (“Agent”) for and on behalf of the Lenders from time to time party to the Credit Agreement described below. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.
BACKGROUND INFORMATION
          A. Pursuant to the Amended and Restated Credit Agreement dated as of May 28, 2004 (as amended by the First Change in Terms, the Second Change in Terms, the Third Change in Terms, and as the same may be further amended, modified, supplemented, extended, restated or replaced from time to time, the “Credit Agreement”) among Borrower, the Lenders, and the Agent, the Lenders agreed to provide certain credit facilities to the Borrower (collectively, the “Loans”).
     B. Borrower and Agent entered into a certain Change in Terms Agreement dated November 12, 2004, pursuant to which certain terms and provisions of the Credit Agreement were modified (the “First Change in Terms”).
     C. Borrower and Agent entered into a certain Second Change in Terms Agreement dated March 24, 2005, pursuant to which certain terms and provisions of the Credit Agreement were further modified (the “Second Change in Terms”).
     D. Borrower and Agent entered into a certain Third Change in Terms Agreement dated November 21, 2005, pursuant to which Agent waived a Default existing under the Credit Agreement as a result of Borrower’s failure to maintain certain financial covenants (the “Third Change in Terms”).
     E. Borrower has requested that Agent further modify the Credit Agreement, and, acting upon the authority of the Required Lenders, Agent has agreed to do so on certain conditions, including without limitation, that Borrower enter into this Change in Terms.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Agent and Borrower hereby agree as follows:
     1. Change in Terms. The Credit Agreement, and, to the extent applicable, the other Loan Documents, are hereby modified to provide as follows:
(a) Revolving Commitment Amount. The Aggregate Revolving Commitment is hereby reduced to $25,000,000, and, as a result of the foregoing reduction, (i) the Revolving Commitment of HNB shall hereafter be $15,625,000, (ii) the Revolving Commitment of JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (Main Office Columbus) shall hereafter be $9,375,000, and (iii) the amounts set forth on the signature pages to the Credit Agreement shall be replaced with the foregoing amounts.
(b) Revolving Commitment Termination. The Revolving Commitment is hereby extended for a period of one (1) year, and the term “Facility Termination Date,” as set forth in Section 1.1 of the Credit Agreement, is hereby revised and replaced in its entirety by the following:

“Facility Termination Date” means October 15, 2007, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”
(c) Capital Expenditures. The aggregate sum of Capital Expenditures permitted under the Credit Agreement is hereby reduced to $20,000,000, and Section 6.16 of the Credit Agreement is hereby revised and replaced in its entirety by the following:
“Section 6.16. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make, or be committed to make, Capital Expenditures, on a non-cumulative basis in the aggregate exceeding $30,000,000.00 in fiscal year 2005, or $20,000,000.00 in each fiscal year thereafter.
Notwithstanding the foregoing provisions of this Section 6.16, the difference (up to $5,000,000.00) between (i) the maximum aggregate Capital Expenditures permitted in any fiscal year, and (ii) the actual aggregate Capital Expenditures made for such fiscal year, shall be permitted as a carry-over in any subsequent fiscal year and shall increase the maximum Capital Expenditures permitted for any such subsequent fiscal year (including any Capital Expenditures permitted in such subsequent fiscal year attributable to the purchase of aircraft).”
(d) Borrowing Base. The Borrowing Base advance rate for fixed assets is hereby reduced to 50% and the definition of “Borrowing Base,” as set forth in Section 1.1 of the Credit Agreement, is hereby revised and replaced in its entirety by the following:
“Borrowing Base” means, at any date, that amount which is equal to the lesser of (a) the Aggregate Revolving Commitment; or (b) the aggregate of (i) 80% of the Eligible Accounts Receivable of the Borrower and its Subsidiaries on a consolidated basis, (ii) 50% of the Eligible Inventory of the Borrower and its Subsidiaries on a consolidated basis, and (iii) 50% of the Market Value of Eligible Fixed Assets of the Borrower and its Subsidiaries on a consolidated basis.”
e. Pricing Schedule. The Pricing Schedule contains a typographical error, and the parties agree to hereby correct the same by revising and replacing in its entirety the definition of “Level V Status,” as set forth on the Pricing Schedule, by the following:
“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.25 to 1.00.”
2. Truth of Representations and Warranties; No Defaults. Borrower hereby represents and warrants that the following are true and correct as of the date of this Change in Terms:
     (a) The representations and warranties of Borrower and the Guarantors contained in the Loan Documents to which each is a party are true and correct on and as of the date of this Change in Terms as if made on and as of such date, unless stated to relate to a specific earlier date;
     (b) No event or condition exists which constitutes a breach, Default or Unmatured Default under the Loan Documents;
     (c) All financial information heretofore provided to Agent and/or the Lenders in connection with the indebtedness made pursuant to the Loan Documents is true, accurate and complete in all material respects;
     (d) Neither this Change in Terms nor any other document, certificate or written statement furnished to Agent and/or the Lenders in connection with the indebtedness evidenced and secured by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

     (e) Borrower and the Guarantors have full power and authority (i) to execute, deliver and perform, or to acknowledge and agree to the terms and provisions of, this Change in Terms, as applicable, and (ii) to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate or limited liability company action, as applicable;
     (f) No consent, waiver or authorization of, or filing with, any person or any governmental authority is required to be made or obtained by Borrower or the Guarantors in connection with the borrowings under the Loan Documents, or the execution, delivery, performance, validity or enforceability of this Change in Terms;
     (g) This Change in Terms and the Loan Documents constitute the legal, valid and binding obligation of Borrower and the Guarantors enforceable against them in accordance with the terms hereof and thereof, as applicable; and
     (h) The execution and delivery by Borrower and the Guarantors of this Change in Terms and the performance by Borrower and the Guarantors of the Loan Documents to which each is a party, as modified by this Change in Terms: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which Borrower or the Guarantors, as applicable, are bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which Borrower or any of the Guarantors is a party, or by which Borrower’s or any of the Guarantors’ properties are bound; and (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of Borrower or any of the Guarantors.
     3. Ratification of Loan Documents. This Change in Terms constitutes only a modification of the Credit Agreement and the other Loan Documents and Borrower hereby acknowledges, ratifies and confirms all of the provisions thereof, except as herein expressly modified, including provision for the acceleration of the maturity of the Loans, and for the enforcement by Agent and/or the Lenders of all remedies any of them may have according to law. In addition, Borrower acknowledges, ratifies and confirms any and all security interests previously granted in connection with the Loans as continuing in full force and effect.
     4. No Course of Dealing; Waiver. Borrower expressly acknowledges and agrees that the execution of this Change in Terms shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Agent and/or the Lenders in the Loan Documents, or as provided by law, except to the extent expressly provided herein. No previous modification, extension or compromise entered into with respect to any indebtedness of Borrower to Agent and/or the Lenders shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise, whether or not the same was in writing. No past, present or future delay on the part of Agent and/or any Lender in exercising any right, power or remedy shall operate as a waiver thereof, or otherwise prejudice Agent’s or any Lender’s rights, powers or remedies.
     5. Promise to Pay. Borrower hereby covenants and promises to pay to the order of Agent, the unpaid principal balance of the Loans, together with interest as provided in the Credit Agreement and the other Loan Documents, and hereby promises to perform all of the covenants, conditions, stipulations and agreements as contained in the Loan Documents and in any other document or instrument executed in connection therewith or referencing the same (as modified by this Change in Terms).
     6. Setoffs, Claims and Defenses. Borrower hereby certifies that, as of the date hereof, it has no setoffs, counter-claims or other defenses of any nature whatsoever to the payment of any part of the obligations owed to Agent and/or any Lender as of the date of execution of this Change in Terms.
     7. Governing Law. This Change in Terms shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio (without respect to conflict of law principles). Further, the parties hereto intend that this Change in Terms shall be in compliance with all applicable laws and shall be enforceable in accordance with its terms. If any provision of this Change in Terms shall be illegal or unenforceable with respect to the Loan Documents, such provision shall be deemed cancelled to the extent necessary, but the remaining provisions shall not be affected hereby.
     8. Further Assurances. Borrower and the Guarantors further agree to execute and deliver any and all further documents and to take any and all other steps or actions reasonably deemed necessary by Agent to effectuate this Change in Terms.
     9. Affirmation of Other Obligors. Upon the request of Agent, Borrower shall obtain the acknowledgment and acceptance by each other party obligated in any way with respect to the Loans or otherwise in connection with the credit extended pursuant to the Credit Agreement, including, without limitation, the Guarantors and any other guarantor, co-borrower, pledgor or other accommodation party or party granting collateral security for the Loans and other obligations under the Loan Documents and otherwise, that the obligations and agreements of each such party to the Lenders and/or the Agent under the Loan Documents, as applicable, or otherwise, shall continue in full force and effect with respect to the indebtedness evidenced and secured by the Loan Documents, irrespective of any modification made in this Change in Terms, which acknowledgement and acceptance shall be in a writing executed by each such party and satisfactory to Agent.
     10. Acknowledgment by Lenders. This Change in Terms shall only be effective upon the acknowledgment, consent and acceptance by the Required Lenders, which acknowledgement, consent and acceptance shall be evidenced by execution of this Change in Terms by Lenders constituting the Required Lenders.
     11. Successors and Assigns. This Change in Terms shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Agent and its successors and assigns.
     12. Fees, Costs and Expenses. Borrower also agrees to reimburse Agent for all costs and expenses incurred in the preparation, execution and delivery of this Change in Terms, including reasonable attorneys’ fees. On this date, Borrower shall pay to Agent, for the ratable benefit of the Lenders, a loan modification fee in the amount of $31,250, and any failure to so pay such sum shall render this Change in Terms void and of no force or effect.
     13. Titles and Headings. The titles and headings herein are intended to promote convenience and are not a part of this Change in Terms for purposes of interpreting and applying the provisions hereof.
     14. Counterparts. This Change in Terms may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Change in Terms by signing any such counterpart. This Change in Terms shall be effective when it has been executed by Borrower, Agent, the Required Lenders and the Guarantors.
     15. WAIVER OF JURY TRIAL. BORROWER AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS CHANGE IN TERMS OR ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
     16. Confession of Judgment. Borrower hereby irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by Agent to appear for it in any action on this Change in Terms or any of the Loan Documents at any time after the same becomes due as herein or therein provided in any court of record situated in the county where this warrant was signed (being Franklin County, Ohio), or in the county where Borrower then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Change in Terms and any such Loan Documents against Borrower, for the amount that may then be due, with interest at the rate(s) provided for herein, together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered. Borrower consents to the jurisdiction and venue of such court. Borrower waives any conflict of interest that any attorney-at-law employed or retained by Agent may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

     IN WITNESS WHEREOF, Borrower and Agent have caused this Change in Terms to be executed effective as of the day and year first above written.
BORROWER:
AirNet Systems, Inc., an
  Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, Chief Executive Officer
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
AGENT:
The Huntington National Bank,
  a national banking association, as Agent

By:	/s/ John M. Luehmann
John M. Luehmann, Vice President
[acknowledgement of Lenders contained on next page]

ACKNOWLEDGMENT OF LENDERS
     The undersigned Lenders hereby acknowledge, consent to, and accept all of the provisions of the foregoing Change in Terms.

The Huntington National Bank,
an national banking association

By:	/s/ John M. Luehmann

John M. Luehmann, Vice President

JPMorgan Chase Bank, N.A., a national banking
association and successor by merger to Bank One, N.A.
(Main Office Columbus)

By:	/s/ Warren Bebinger

Warren Bebinger, Senior Vice President
[signatures continue on following pages]

ACKNOWLEDGMENT OF GUARANTORS
     The undersigned Guarantors hereby acknowledge, accept and agree to each of the provisions of the foregoing Change in Terms and ratify and confirm that all of the provisions of the Loan Documents to which each such Guarantor is a party, including, without limitation, the Subsidiary Guaranty, the Fast Forward Guaranty, the Timexpress Guaranty, as applicable, and the Security Agreements, and all obligations and liabilities of each such Guarantor in favor of Agent and/or the Lenders thereunder and otherwise, and all liens, security and other interests granted thereby, shall continue and remain in full force and effect, irrespective of any provision of the above Change in Terms, or any other or future modification of the Loan Documents or the terms of the credit extended, evidenced and secured thereby.
GUARANTORS:
Jetride, Inc., an
  Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
Float Control, Inc., a
  Michigan corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
[signatures continue on following pages]

AirNet Management, Inc., an
  Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
Fast Forward Solutions, LLC, an
  Ohio limited liability company

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
timexpress.com, inc. an
  Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President
WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.